UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2024

HARROW, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35814	45-0567010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1A Burton Hills Blvd., Suite 200
Nashville, Tennessee	37215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 733-4730

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange on which registered
Common Stock, $0.001 par value per share	HROW	The Nasdaq Stock Market LLC
8.625% Senior Notes due 2026	HROWL	The Nasdaq Stock Market LLC
11.875% Senior Notes due 2027	HROWM	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Act of 1934: Emerging growth company ☐

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 25, 2024, Harrow, Inc. along with some of its subsidiaries (collectively, the “Company”) entered into the Second Amendment to Credit Agreement and Guaranty (the “Second Amendment”) to the Credit Agreement and Guaranty originally entered into on March 27, 2023, as amended by that certain First Amendment to Credit Agreement and Guaranty and Consent, dated as of July 18, 2023 (as amended, the “Oaktree Loan”), with the lenders from time to time party thereto and Oaktree Fund Administration, LLC, as administrative agent for the lenders (together, “Oaktree”).

On October 25, 2024, upon satisfaction of certain conditions to funding, the Company drew down the principal amount of $30,000,000 (the “$30,000,000 Draw”) under a pre-existing commitment under the Oaktree Loan to partially fund a one-time payment to Novartis Technology, LLC and Novartis Innovative Therapies AG (together, “Novartis”). Under its asset purchase agreement with Novartis, the Company made a one-time milestone payment to Novartis equal to $37,000,000 upon the commercial availability of Triescence, which the Company paid on October 15, 2024.

In the Second Amendment, the Company and Oaktree agreed to certain changes to the Oaktree Loan in connection with the Company’s draw under the Oaktree Loan. Pusuant to the amendment, Oaktree agreed to waive any make-whole costs associated with the $30,000,000 Draw in the event of early repayment of the debt under the Oaktree Loan if paid before March 31, 2025. In addition, Oaktree agreed to exclude the $30,000,000 Draw from the calculation of the Total Leverage Ratio as defined in the Oaktree Loan. No other material changes to the Oaktree Loan were provided in the Second Amendment.

Following entry into the Second Amendment and the funding of the Novartis milestone payment, the Company has drawn down a total principal loan amount of $107,500,000 under the Oaktree Loan and no additional principal loan amount remains available to the Company under the Oaktree Loan.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, which the Company expects to file as an exhibit to its Quarterly Report on Form 10-Q for the three months ended September 30, 2024.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

The information contained in Item 1.01 hereof is incorporated herein by reference to the extent applicable.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARROW, INC.

Dated: October 28, 2024	By:	/s/ Andrew R. Boll
Andrew R. Boll
Chief Financial Officer